                                               ESCROW AGREEMENT

         Escrow Agreement, dated as of June    , 2002 by and among OFI TREMONT CORE DIVERSIFIED HEDGE FUND, a closed-end registered investment company organized as a Massachusetts business trust (the "Fund") and
Citibank, N.A., a national banking institution incorporated under the laws of the United States of America
(the "Escrow Agent")

         WHEREAS, the Fund proposes to sell shares  (the "Shares") in the Fund, as described in the
Confidential Offering Memorandum the ("Prospectus"), at a price per Share equal to the Net Asset Value (as defined in the Prospectus) as of the close of business on the last business day of the month prior to the month in which the subscription is effective.

         WHEREAS, the Shares are being offered and sold continuously to investors pursuant to the exemption from registration under the Securities Act of 1933, as amended, and pursuant to registration or to exemption from registration under state securities laws;

         WHEREAS, the Shares may be offered and sold by agents other than the Fund, which other agents shall evidence their consent to the terms and conditions of this Agreement (such other sales agents and the Fund being hereinafter collectively referred to as the "Sales Agent");

         WHEREAS, closings for the purchase of Shares by subscribers are being held on a monthly basis and the proceeds thereof deposited in escrow pending the effective date of the subscriptions; and

         WHEREAS, the Fund proposes to a establish an escrow account with the Escrow Agent at the office of its Escrow Administration, 111 Wall Street 14th Floor, New York, NY 10005.

         NOW, THEREFORE, it is agreed as follows:

1.       Establishment of Escrow.  The Escrow Agent hereby agrees to receive and disburse the proceeds from
---------------------------------
the offering of the Shares and any interest earned thereon in accordance herewith.

2.       Deposit of Escrowed Property.  The Sales Agent, on behalf of the subscribers of Shares, shall from
--------------------------------------
time to time cause to be wired to or deposited with the Escrow Agent funds or checks of the subscribers delivered in payment for Shares (the "Escrow Property").  Any checks, delivered to the Escrow Agent pursuant to the terms hereof shall be endorsed to the order of the Escrow Agent.  The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks.  Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Fund in the same manner notices are delivered pursuant to Section 6.  Upon receipt of funds or checks for the purchase of Shares by subscribers, the Escrow Agent shall credit such funds and the amount of such checks to a non-interest-bearing account (the "Escrow Account") held by the Escrow Agent.  If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow agent shall, if such dishonored check amount shall have been invested pursuant to Section 3, liquidate to the extent of such dishonored check among such investments and debit the Escrow Account for the amount of such dishonored check plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

3.       Investment of Escrowed Property.  The Escrow Agent, on the second business day ("business day"
-----------------------------------------
defined for purposes of this Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in The City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the same business day) the credit of any subscription proceeds to the Escrow Account pursuant to Section 2 and until release of such proceeds in accordance with the terms hereof, shall invest such proceeds in any Money Market governed under the 1940 Act and having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition, including any fund for which the Escrow Agent or an Affiliate of the Escrow Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the Escrow Agent or an Affiliate of the Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiates at arm's length) and (B) the Escrow Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement. (made a part of this Escrow Agreement as if herein set forth on Exhibit A).  The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this section.  Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.  The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after
11:00 a.m. (E.S.T.) on such day of deposit instructions received after 11:00 a.m. (E.S.T.) will be treated as if received on the following business day. Neither Citigroup nor any of its affiliates assume any duty or liability for monitoring the investment rating.  Any investment direction contained herein may be executed through an affiliated broker dealer of the Escrow Agent and shall be entitled to such usual and customary fee.

4.       List of Subscribers  The Fund shall furnish or cause to be furnished to the Escrow Agent, at the
----------------------------
time of each deposit of funds or checks pursuant to section 2, a list, substantially in the form of Exhibit B hereto, containing the name of, the address of, number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and if, applicable, the social security number of, each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber.  The
Escrow Agent shall notify the Fund of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent.  The Escrow
Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

5.       Withdrawal of Subscription Amounts.
-------------------------------------------

         If the Escrow Agent shall receive a notice, substantially in the form of Exhibit C here (a
"Termination Notice"), from the Fund, the Escrow Agent shall (i) promptly after receipt of such Termination
Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 3 and send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph (d) of this Section
5, a check to the order of such subscriber in the amount of the remaining subscription amount held by the
Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (d) of this Section 5, a check to the order of each such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's funds; provided, such interest or other income exceeds
Ten Dollars ($10.00). Any interest or other income which equals Ten Dollars or less per subscriber shall be disbursed by the Escrow Agent to the Fund.

         The Fund may from time to time deliver to the Escrow Agent a notice substantially in the form of
Exhibit D hereto (a "Monthly Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof (the "Monthly Closing Date"), which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed to the Fund  on such Monthly Closing Date, and identifying the subscribers and the number of
Shares to be sold to each thereof on such Monthly Closing Date, not less than seven business days prior to such Monthly Closing Date.  The Escrow Agent, after receipt of such Monthly Closing Notice and the clearance of such checks, shall:

(i)      on or prior to the Monthly Closing Date identified in such Monthly Closing Notice, liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);
(ii)     on such Monthly Closing Date, pay to the Fund, in federal or other immediately available funds and otherwise in the manner specified by the Fund in such Monthly Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such
Monthly Closing Notice for the Shares to be sold on such Monthly Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 4: and
(iii)    promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to such Monthly Closing
Notice, send, in the manner set forth in paragraph (d) of this Section 5, a check to the order of each subscriber identified in such Monthly Closing Notice in the amount of the interest and other income earned and not yet paid with respect to any investment of such subscriber's funds distributed to the Fund on such
Monthly Closing Date; provided, such interest or other income exceeds Ten  Dollars($10.00).  Any interest or other income which equals Ten Dollars or less per subscriber shall be disbursed by the Escrow Agent to the
Fund.

         If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 5 from escrow the Fund shall deliver to the Escrow
Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all the subscriptions of such subscriber have been rejected by the Fund (a "Rejected
Subscription"), the Escrow Agent shall (i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 3 and send to such subscriber, in the manner set forth in paragraph (d) of this Section 5, a check to the order of such subscriber in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, send to such subscriber, in the manner set forth in paragraph (d)
of this Section 5, a check to the order of such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's Rejected Subscription amount; provided, such interest or other income exceeds Ten Dollars ($10.00).  Any interest or other income which equals Ten
Dollars or less per subscriber shall be disbursed by the Escrow Agent to the Fund.

         For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4.

6.       Notices and Account Information.  Any notices or other communication required or permitted to be
-----------------------------------------
given hereunder shall be in writing and shall be (a) delivered by hand or (b) sent by mail, registered or certified, with proper postage prepaid or (c) sent by facsimile in the case of the Monthly Closing Notice and confirmed in writing under clause (b), and addressed as follows:

                        Address:                                              Wiring Instructions:

If to the Fund or the Investment Manager:
                                                           Bank:
                                                           ABA #

                                                           A/C #

If to the Escrow Agent:
Citibank, N.A.                                             Bank:                  Citibank, NA
Agency & Trust                                             ABA #                  021 000 089
Escrow Administration                                      Account #:             36116494
111 Wall Street 14th Floor/Zone 3                          Account Name:          Escrow Administration
New York, NY 10005                                                                Subscription Account
Attn:  Camille Tomao                                       Further Credit To:
Phone:  (212) 657-6015                                     Account Name
Fax:  (212) 657-2762

Or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner.  All such notices and communications shall not be effective until received.

7.       Concerning the Escrow Agent.       To induce the Escrow Agent to act hereunder, it is further agreed
-------------------------------------
by the undersigned that:

(a)      The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.  Uninvested funds held hereunder shall not earn or accrue interest.

(b)      This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.  The Escrow Agent shall not be bound by the provisions of any agreement among the other parties here to except this Escrow Agreement.

(c)      The Escrow Agent shall not be liable, except for its own negligence or willful misconduct, and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any all losses, liabilities, claims, action, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement.  Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from the Escrow Agent's negligence or willful misconduct) in the investment or reinvestment of the Escrowed
Property, or any loss of interest incident to any such delays.

(d)      The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated herein or the property or validity of the service thereof.  The Escrow
Agent may act in reliance upon any instrument or signature reasonably believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with provisions hereof has been duly authorized to do so.

(e)      The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

(f)      The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof.  Any payments of income from the Escrow
Account shall be subject to withholding regulations then in force with respect to United States taxes.  The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., numbers certification, or non-resident alien certifications.

              This paragraph (f) and paragraph (c ) of this Section 7 shall survive notwithstanding any termination of this Escrow Agreement on the resignation of the Escrow Agent.

(g)      The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h)      The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder

(i)      The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the
Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow
Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow
Agreement.  The resignation of this Escrow Agent shall take effect on the earliest of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30  days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto.  If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to safe keep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

(j)      The Escrow Agent shall have responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)      In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the
Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i)
a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed
Property or  (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the
Escrowed Property in accordance with such order or agreement.  Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable.  The Escrow Agent shall act on such court order and legal opinions without further question.

(l)      As consideration for its agreement to act as Escrow Agent as herein described, the other parties hereto, jointly and severally, agree to pay the Escrow Agent fees determined in accordance with the terms set forth on the signed fee schedule provided to Escrow Agent.  In addition, the other parties hereto, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

(m)      The other parties hereto hereby irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow
Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum.  The other parties hereby consent to and grant any such court Jurisdiction over the persons of Such parties and over the Subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(n)      No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf, unless the Escrow
Agent shall first have given its specific written consent thereto.

(o)      This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successor and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the  benefit of any other third party except as provided in paragraph (i) of this Section 7 with respect to a resignation by the Escrow Agent.  No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.  This Escrow Agreement shall be construed in accordance with and governed by the internal law of the
State of New York (without reference to its rule as to conflicts of law).

(p)      This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications.  No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

(q)      This Escrow agreement shall terminate upon the delivery of the Termination Notice to the Escrow
Agent by the Fund or the resignation of the Escrow Agent in the manner set forth in paragraph (i) of this
Section 7.

(r)      The section headings herein are for convenience only and shall not affect the construction thereof.
Unless otherwise indicated, references to Sections are to Sections contained herein.

              IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

                                                     OFI TREMONT CORE DIVERSIFIED HEDGE FUND

                                                     By:  ______________________________________
                                                     Name: [                      ]
                                                     Title:

                                                     CITIBANK, N.A.

                                                     By:  ______________________________________
                                                     Name:
                                                     Title:

                                                   EXHIBIT A
                                      "Standing Investment Instructions"

                                                   EXHIBIT B
                                         (Form of Subscription Notice)

                                                                               Date:   ________________________

Citibank, N.A.
Agency & Trust
Escrow Administration
111 Wall Street 14th Floor/Zone 3
New York, NY 10005
Attn:  Camille Tomao

Dear Sirs:

         Pursuant to Section 4 of the Escrow Agreement dated June    , 2002
(the "Escrow Agreement") among the undersigned (the "Fund"), ______________________ and you, we hereby notify you that the subscriptions listed below have been submitted to the Fund.

                                                                                           Social Security
          Name and Address of                        Subscription                              Number
             Subscriber(s)                              Amount                             (if Applicable)

We hereby request that the aggregate subscription amount be deposited in the Escrow Account.

                                                          BY:          _____________________________
                                                          Name:
                                                          Title:

                                                   EXHIBIT C
                                         (Form of Termination Notice)

                                                                               Date:   ________________________

Citibank, N.A.
Agency & Trust
Escrow Administration
111 Wall Street 14th Floor/Zone 3
New York, NY 10005
Attn:  Camille Tomao

Dear Sirs:

         Pursuant to Section 5 (a) of the Escrow Agreement dated as of June    , 2002 the ("Escrow
Agreement") among the undersigned (the "Fund"), ______________ and you, we hereby notify you of the termination of the Escrow Agreement and direct you to make payments to subscribers provided for in Section 5
(a) of the Escrow Agreement.

                                                          BY:          _____________________________
                                                          Name:
                                                          Title:

                                                   EXHIBIT D
                                       (Form of Monthly Closing Notice)

                                                                               Date:   ________________________

Citibank, N.A.
Agency & Trust
Escrow Administration
111 Wall Street 14th Floor/Zone 3
New York, NY 10005
Attn:  Camille Tomao

Dear Sirs:

         Pursuant to Section 5 (b) of the Escrow Agreement dated as of June    , 2002  (the "Escrow
Agreement") among the undersigned,                          and you, whereby notify you that the Monthly
Closing Date for the current month will be _______________ for the Share(s) and subscriber(s) thereof listed below.

                                                  Number of Share(s)                        Subscription
                                                    to be Purchased                            Amount
         Name of Subscriber(s)                      on Closing Date                               $

We hereby request that the aggregate subscription amount be paid to us as follows:

                                                          BY:          _____________________________
                                                          Name:
                                                          Title:

                                                   EXHIBIT E
                                   (Form of Subscription Termination Notice)

                                                                               Date:   ________________________

Citibank, N.A.
Agency & Trust
Escrow Administration
111 Wall Street 14th Floor/Zone 3
New York, NY 10005
Attn:  Camille Tomao

Dear Sirs:

         Pursuant to Section 5 (c) of the Escrow Agreement dated as of June    , 2002
(the "Escrow Agreement") among the undersigned, ________________ and you, We hereby notify you that the following subscription(s) have been rejected:

                                                 Number of Subscribed                    Subscription Amount
         Name of Subscriber(s)                     Share(s) Rejected                    of Rejected Share(s)

                                                          BY:          _____________________________
                                                          Name:
                                                          Title: